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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

              Date of Report (date of earliest event reported):

                                 July 28, 1995
                             ____________________


                         LOUISIANA-PACIFIC CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                                    1-7107
                             (Commission File No.)

                                  93-0609074
                       (IRS Employer Identification No.)


            111 S.W. Fifth Avenue
               Portland, Oregon                            97204
     (Address of principal executive offices)           (ZIP Code)




              Registrant's telephone number, including area code:

                                (503) 221-0800


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Item 5.   Other Events.

          On July 28, 1995, the board of directors of the registrant accepted the resignations of Harry A. Merlo, as Chairman and President and director of the registrant, of James Eisses, as Executive Vice President and director of the registrant, and of Ronald L. Paul, as Vice President, Operations, and director of the registrant. The board of directors elected Donald R. Kayser, currently a director of the registrant, to the office of Chairman and Chief Executive Officer, and elected Lee C. Simpson, as President and Chief Operating Officer and director of the registrant. On July 31, 1995, the registrant issued a press release reporting the above events, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

          On July 28, 1995, the registrant amended its Rights Agreement, formerly restated as of February 3, 1991 (the "Rights Agreement"), by entering into Amendment No. 1, dated as of July 28, 1995 (the "Amendment"), with First Chicago Trust Company of New York. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.
          The Rights Agreement has been amended to decrease from 20% to 15% the threshold of beneficial ownership at which a Person is deemed to be an Acquiring Person.
          In addition, the Rights Agreement has been amended to modify the definition of "Acquiring Person" (i) to eliminate the exclusion from the definition of "Acquiring Person" a Person who acquires Common Shares of the registrant as a result of a Qualifying Tender Offer, (ii) to exclude from the definition of "Acquiring Person" a Person determined by the Board of Directors to have inadvertently become the Beneficial Owner of 15% or more of the Common Shares of the registrant if that Person as promptly as practicable disposes of a sufficient number of shares in order to reduce the number of shares beneficially owned by such Person to below the 15% threshold, and (iii) to exclude from the definition of "Acquiring Person" a Person whose beneficial ownership of Common Shares goes above the 15% threshold as a result of an acquisition of Common Shares by the registrant which, by reducing the number of Common Shares of the registrant outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to above such threshold, so long as such Person does not thereafter become the Beneficial Owner of any additional Common Shares of the registrant unless upon consummation of the acquisition of such additional Common Shares such Person does not own 15% or more of the Common Shares of the registrant then outstanding.
          The Rights Agreement has also been amended to eliminate the definition of "Qualifying Tender Offer" and to eliminate all references thereto in the Rights Agreement.
          The Rights Agreement has also been amended to revise the definition of "Distribution Date" to eliminate the exclusion therefrom of an acquisition of Common Shares pursuant to a Qualifying Tender Offer, and to reduce from 30% to 15% the percentage of the outstanding Common Shares for which a tender or exchange offer is made that would give rise to the occurrence of a Distribution Date.
          The Rights Agreement has also been amended to make technical corrections to the description of the transactions the occurrence of which, after there is an Acquiring Person, gives rise to the right of holders of Rights (other than the Acquiring Person) to purchase Common Shares of the Principal Party to such transaction for 50% of the current per share market price thereof.
          The Rights Agreement has also been amended (i) to eliminate the ability of the registrant to redeem the Rights during the ten calendar day period following the first date of public announcement that a Person has become an Acquiring Person, and (ii) to eliminate the reinstatement of the ability of the registrant to redeem the Rights if the Acquiring Person, following such ten calendar day period, disposes of a number of Common Shares sufficient to reduce such Person's percentage ownership of Common Shares to 10% or less of the outstanding Common Shares of the registrant.
          The Rights Agreement has also been amended to specify that, in connection with an exchange for Rights, the fractional interest in Preferred Shares which the registrant at its option may substitute for each share of Common Stock exchangeable for Rights is determined by reference to the rights of such fractional interest in Preferred Shares to participate in dividends and in distributions upon liquidation, dissolution or winding up of the registrant and not by reference to the voting rights of such fractional interest in Preferred Shares.
          The Rights Agreement has been further amended to change the period during which the Board of Directors may amend in any respect whatsoever any provision of the Rights Agreement to the period prior to the time that any Person first becomes an Acquiring Person, rather than the period prior to the occurrence of a Distribution Date.
          A copy of the Amendment is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description of the amendments to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 7.   Financial Statements, Pro Forma Financial Information, and
Exhibits.

          The exhibits filed herewith are listed on the accompanying exhibit index.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LOUISIANA-PACIFIC CORPORATION
                                  (Registrant)



                                  By    /s/ William L. Hebert
                                        William L. Hebert
                                        Treasurer and Chief Financial Officer


Dated:   August 4, 1995
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                               INDEX TO EXHIBITS



Exhibit

    4 Amendment No. 1, dated as of July 28, 1995, to Rights Agreement, restated as of February 3, 1991, between the Company and First Chicago Trust Company of New York.

    99.1 Press Release issued by the registrant on July 31, 1995 concerning the Rights Agreement.

    99.2 Press Release issued by the registrant on July 31, 1995 concerning the resignation of certain executive officers of the registrant.

    99.3        Description of common stock of the registrant.
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